                                                                    EXHIBIT 11.1
                            SYQUEST TECHNOLOGY, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                     (In thousands, except per share data)


                                                               Three months ended            Six months ended
                                                                   March 31, (1)               March 31,  (1)
                                                              ---------------------        ---------------------

                                                              1996           1995            1996          1995
                                                              ----           ----            ----          ----

Net income (loss)                                           ($51,105)      $  3,686        ($84,906)     $  5,609
                                                             =======       ========         =======      ========
Common and common equivalent shares outstanding:
  Common stock                                                11,371         11,034          11,351        10,988
  Options                                                        --             804             --            876
                                                             -------       --------         -------      --------
 Common and common equivalent shares
  used in computing per share amounts                         11,371         11,838          11,351        11,864
                                                             =======       ========         =======      ========


Net income (loss) per share                                   ($4.49)      $   0.31          ($7.48)     $   0.47
                                                             =======       ========         =======      ========

(1) Primary and fully diluted income (loss) per share are the same for the three month and six month periods ended March 31, 1996 and March 31, 1995.
